EXHIBIT  22


                                    LIST OF SUBSIDIARIES


     Homestake Mining Company, a Delaware Corporation and its Subsidiaries Interest of Homestake Mining Company is 100% unless otherwise noted
     ( ) Denotes state, province or country of incorporation



    Homestake Mining Company (Delaware)
       Homestake Mining Company of California (California)
        Denay Creek Gold Mining Company (California)
        Homestake Canada Inc. (Ontario)
            588982 Ontario Inc. (Ontario)
            759290 Ontario Inc. (Ontario)
            759291 Ontario Inc. (Ontario)
            759292 Ontario Inc. (Ontario)
            Corona Gold Inc. (Nevada)
                 Santa Fe Gold Inc. (Nevada)
            E & B  Explorations Inc. (Delaware)
            Galveston Resources (Nevada), Inc. (Nevada)
            Homestake Mineral Development Company Ltd. (British Columbia) PRG Project Development Corp. (British Columbia)
            Pezamerica Resource Corporation (Arizona)
            Prime Resources Group Inc. (British Columbia) - 50.6% Teck-Corona Operating Company (Ontario) - 50%
            The Ventora Corporation (Arizona)
            Westcan Holdings Inc. (Nevada)
            Williams Operating Company (Ontario) - 50%
         Homestake de Argentina S.A. (Buenos Aires)
         Homestake Forest Products Company (California)
         Homestake Gold of Australia Limited (Western Australia) - 81.5%
             Homestake Australia Limited (Western Australia) - 81.5% Homestake Gold (Queensland) Pty. Ltd. (Australia) - 81.5%
         Homestake International Minerals Limited (California)
         Homestake Lead Company of Missouri (California)
         Homestake Nevada Corporation (California)
         Homestake Sulphur Company (Delaware)
            Black Hills Oil & Gas Company (California)
         Homestake Venezuela, S.A. (Venezuela)
            Minera Rio Carichapo, S.A. (Venezuela)
            Minera Rio Marwani, S.A. (Venezuela)
         La Jara Mesa Mining Company (New Mexico)
         Minera Homestake Chile S.A. (Chile)
         Whitewood Development Corporation (California)
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